UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

May 5, 2008

Dear Bankrate, Inc. Shareholders,

You are cordially invited to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held on Tuesday, June 17, 2008. The Annual Meeting will begin promptly at 9:00 a.m., local time, at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please complete, sign, date and return your Proxy Card promptly to assure that your shares will be represented at the Annual Meeting. Alternatively, shareholders of record may transmit voting instructions for their shares electronically through the Internet or by telephone by following the simple instructions on the Proxy Card. Of course, if you decide to attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person.

We gratefully acknowledge your continuing interest in our business, and we hope that many of you will attend the Annual Meeting.

Sincerely,

 LOGO

Thomas R. Evans

President and Chief Executive Officer

 LOGO

BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 17, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bankrate, Inc. will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00 a.m., local time, on Tuesday, June 17, 2008, for the following purposes:

1.	To elect two directors to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year;

3.	To adopt the 2008 Equity Compensation Plan;

4.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

The Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Edward J. DiMaria

Senior Vice President-Chief Financial Officer and

Secretary

May 5, 2008

North Palm Beach, Florida

This Proxy Statement and the accompanying Proxy Card are being mailed beginning on or around May 5, 2008 to all shareholders entitled to vote. The Bankrate 2008 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

i

BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(561) 630-2400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

JUNE 17, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of Board of Directors (the “Board of Directors”) of Bankrate, Inc., a Florida corporation, for use at our 2008 Annual Meeting of Shareholders, or at any adjournments or postponements (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33408, at 9:00 a.m. local time, on Tuesday, June 17, 2008.

As used in this Proxy Statement, the terms “us”, “we”, “our”, refer to Bankrate, Inc., and, where appropriate, Bankrate, Inc., and its subsidiaries. The term “Common Stock” means shares of our common stock, par value, $.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on April 18, 2008, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 18,885,482 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 19,471 shareholders of record. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of not less than thirty-three and one-third percent (33 1/3%) of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed Proxy Cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     1

•

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Monday, June 16, 2008 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the proxy card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, telephone, or mail.

Voting Requirements

At the Annual Meeting, shareholders will consider and act upon the election of two directors, the ratification of the appointment of our independent registered public accounting firm, the adoption of the 2008 Equity Compensation Plan, and such other business as may properly come before the Annual Meeting.

Our Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

2    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Under Florida law and pursuant to Rule 4350(i) of the NASDAQ Marketplace Rules, the approval of the 2008 Equity Compensation Plan (Proposal 3) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 3.

At the record date, our directors and executive officers owned or controlled the power to vote 4,637,020 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 25% of the outstanding Common Stock. We believe that our directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposals 2 and 3 and, therefore, the election of the director nominees, the ratification of the appointment of the independent registered public accounting firm, and the adoption of the 2008 Equity Compensation Plan is reasonably assured.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted FOR of each of the nominees for election to the Board of Directors, as set forth in Proposal 1, FOR the ratification of the appointment of the independent registered public accounting firm, as set forth in Proposal 2, and FOR the adoption of the 2008 Equity Compensation Plan, as set forth in Proposal 3.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, both Proposals 1 and 2 are considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on these proposals if you do not timely provide instructions to vote your shares. Proposal 3 is not considered a “routine” matter. If you do not give a proxy to vote your shares, your broker, trustee, or other nominee may either:

•	vote your shares on “routine” matters, or

•	leave your shares unvoted.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker nonvote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     3

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail.

Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that as of April 18, 2008, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock or shares such power with his or her spouse.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Peter C. Morse(2)	4,040,875	21.3%
FMR LLC(3)	2,321,093	11.4%
Baron Capital Group, Inc.(4)	1,820,992	8.9%
Philippe Laffont(5)	1,392,971	6.8%
T. Rowe Price Associates, Inc.(6)	1,163,100	5.7%
Morgan Stanley(7)	1,114,568	5.5%
Thomas R. Evans	880,000	4.5%
Randall E. Poliner	441,056	2.3%
Robert P. O’Block	372,074	2.0%
Bruce J. Zanca	100,166	*
Edward J. DiMaria	61,250	*
Donaldson M. Ross	54,425	*
William C. Martin	53,215	*
Steven L. Horowitz	31,457	*
Richard J. Pinola	15,000	*
All current executive officers and directors as a group (14 persons)	6,160,558	30.2%

*	Less than 1% of the outstanding Common Stock

4    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 18,270,969 shares outstanding as of April 18, 2008, and (ii) shares issuable by us pursuant to options held by the respective persons which may be exercised within 60 days following the record date. The shares issuable pursuant to options are considered to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares issuable by us pursuant to options exercisable within 60 days include: Mr. Morse, 85,000 shares; Mr. Evans, 880,000 shares; Mr. Poliner, 65,000 shares; Mr. O’Block 85,000 shares; Mr. Zanca, 99,166 shares; Mr. DiMaria, 61,250 shares; Mr. Ross, 53,125 shares; Mr. Martin, 42,500 shares; Mr. Horowitz, 31,457 shares; and Mr. Pinola, 10,000 shares.
(2)	The address of Mr. Morse is 100 Front Street, Suite 900, West Conshohocken, PA 19428.
(3)	Based solely on Schedule 13G filed with the SEC on January 10, 2008, FMR LLC reported that it is the beneficial owner of 2,321,093 shares as a result of being the parent holding company of subsidiaries and affiliates acting as investment advisers to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,321,093 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 2,321,093 shares owned by the funds and the institutional accounts. Fidelity Contrafund, an investment company registered under the Investment Company Act of 1940, is the beneficial owner of 1,187,000 shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Mr. Johnson 3d is Chairman of FMR LLC and the members of Mr. Johnson 3d family own 49% of the voting power of FMR LLC. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.
(4)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008, Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“Bamco”), an investment advisor, Bamco Capital Management, Inc. (“BCM”), an investment advisor, and Ronald Baron, Chairman and CEO of BCG, Bamco, and BCM, (i) BCG reported that it had shared voting power of 1,710,992 shares and shared dispositive power of 1,820,992 shares; Bamco reported that it had shared voting power of 1,680,000 shares and shared dispositive power of 1,788,000 shares; (iii) BCM reported that it had shared voting power of 30,992 shares and shared dispositive power of 32,992 shares; and (iv) Mr. Baron reported that he had shared voting power of 1,710,992 shares and shared dispositive power of 1,820,992 shares. BCG and Mr. Baron disclaimed beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Mr. Baron. Bamco and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than Bamco, BCM, and their affiliates. The address of BCG is 767 Fifth Avenue, New York, NY 10153.
(5)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2008, Philippe Laffont reported that he, as the investment manager and general partner of two private investment funds, was the beneficial owner of 1,392,971 shares, as a result of acting as an investment adviser. Mr. Laffont reported that he had sole power to voting power of 1,392,971 shares and sole dispositive power of 1,392,971 shares. Mr. Laffont disclaimed beneficial ownership in the shares reported except to the extent of his pecuniary interest. The address for Mr. Laffont is c/o Coatue Management, LLC, 126 East 56th Street, New York, NY 10022.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2008, T. Rowe Price Associates, Inc. (“T. Rowe”) reported that it was the beneficial owner of 1,163,100 shares, as a result of acting as an investment adviser. T. Rowe, a registered investment adviser, reported that it had sole voting power over 91,500 shares and sole dispositive power over 1,163,100 shares. These securities are owned by various individual and institutional investors to which T. Rowe serves as investment advisor with power to direct investment and/or sole power to vote securities. The address for T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     5

(7)	Based solely on a Schedule 13G filed with the SEC on February 14, 2008, Morgan Stanley reported that certain operating units (collectively, the “MS Operating Units”) of Morgan Stanley and its subsidiaries and affiliates, were the beneficial owners of 1,114,568 shares, which does not include shares, if any, beneficially owned by any operating units of Morgan Stanley whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with SEC Release No. 34-39538. Of these shares, Morgan Stanley reported that it had sole voting power of 815,364 shares, shared voting power of 2,300 shares, and sole dispositive power of 1,114,568 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. At each annual meeting of shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board of Directors is currently comprised of two Class I directors (Mr. O’Block and Mr. Poliner) whose terms expire at the 2009 Annual Meeting of Shareholders, two Class II directors (Mr. Evans and Mr. Pinola) whose terms expire at the 2010 Annual Meeting of Shareholders, and two Class III directors (Mr. Morse and Mr. Martin) whose terms expire at the Annual Meeting. The Nominating Committee has nominated Mr. Morse and Mr. Martin to stand for reelection as directors at the Annual Meeting. If reelected, they will serve as Class III directors with terms expiring at the 2011 Annual Meeting of Shareholders. There are no family relationships among any of the directors or the nominees.

Shares represented by validly executed proxies will be voted FOR the election of the nominees, if authority to do so is not withheld. In the event that any nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

The Board of Directors recommends a vote FOR each of the nominees.

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

Nominees to Serve as Class III Directors (Term Expiring in 2011)

Peter C. Morse, age 61, has been our director since 1993, and served as our Chief Executive Officer from 1993 until 1997. Mr. Morse served as our Chairman from 1997 until 1999, and since 2002. Since 1982, Mr. Morse has also served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital, and is also a general partner of Permit Capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children’s gift stores. Mr. Morse currently serves on the Board of Trustees of Children’s Hospital of Philadelphia and is Chairman of the Investment Committee. Mr. Morse is also a member of the Board of Governors of Boys and Girls Clubs of America, the Board of Directors of Georgetown University, the Board of Trustees of the J.M. Foundation, and the Board of Trustees of Gesu School. Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

William C. Martin, age 30, has served as our director since 2000. He is a co-founder and principal of Indie Research LLC, a provider of proprietary investment and research tools for individual and institutional investors. In 1998, Mr. Martin co-founded Raging Bull, an online financial media company.

6    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Continuing Directors

Our directors continuing in office as Class I Directors, with terms expiring at the 2009 Annual Meeting of Shareholders, are as follows:

Robert P. O’Block, age 65, has served as our director since 1999. Mr. O’Block held senior positions with McKinsey & Company, Inc. for 30 years until his retirement in 1998, serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East. As a Director of McKinsey & Company, Mr. O’Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization. He started his career as a member of the faculty of Harvard University, where he performed research and taught courses in the areas of production and operations management, business economics and real estate. Mr. O’Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah. He is the current Vice Chairman of the Boston Symphony Orchestra Board of Trustees and is also a Trustee Emeritus of the U.S. Ski and Snowboard Team Foundation. Mr. O’Block received a bachelor’s degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

Randall E. Poliner, age 52, has served as our director since 1998. Since 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in expansion stage companies and management led buy-out opportunities. Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

Our directors continuing in office as Class II Directors, with terms expiring at the 2010 Annual Meeting of Shareholders, are as follows:

Thomas R. Evans, age 53, has served as our director since 2004, and was appointed President and Chief Executive Officer in June 2004. From August 1999 to August 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal Web sites on the Internet. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report . In addition to his duties at U.S. News & World Report , Mr. Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995. Mr. Evans received a Bachelor of Science degree in business administration from Arizona State University. Mr. Evans is also a director of Navisite, Inc. and Future Fuel Corp.

Richard J. Pinola, age 62, has served as our director since 2004. Mr. Pinola has served as principal of Eric M. Golshalk & Co. since February 2005. From July 1992 until his retirement in February 2005, Mr. Pinola was President and Chief Executive Officer of Right Management Consultants, a career transition and organizational consulting firm and a wholly-owned subsidiary of Manpower Inc. Mr. Pinola also serves as a director of K-Tron International, Nobel Learning Communities, Inc., Kenexa, Inc., and three real estate investment trusts-Corporate Property Associates 14 Inc., Corporate Property Associates 17 Inc., and Corporate Property Associates 16-Global Inc. In addition, he serves on the Board of Trustees of King’s College in Wilkes-Barre, Pennsylvania. Mr. Pinola received a Bachelor of Science degree in accounting from King’s College.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During 2007, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

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The Board of Directors affirmatively determined that a majority of our directors are independent directors under the NASDAQ Global Select Market listing requirements. There were no transactions, relationships, or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors in determining the independence of any of the directors deemed to be independent under the NASDAQ Global Select Market listing requirements. Our independent directors include current directors, Messrs. O’Block, Pinola, Poliner, and current director and nominee, Mr. Martin.

Our independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2007, the independent directors met in an executive session four times.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Audit Committee and the Nominating Committee have written charters, which are published on the Investor Relations section of our web site at www.bankrate.com. The Compensation Committee does not have a written charter. The Board of Directors has determined that all members of the Audit, Compensation, and Nominating Committees are independent as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The members of the Audit Committee are Messrs. Pinola (Chairman), O’Block and Poliner. The Board of Directors has determined that each Audit Committee member meets the NASDAQ Global Select Market listing standards’ financial knowledge requirements. In addition, the Board of Directors determined that Messrs. Pinola and Poliner each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by us to governmental bodies or the public; our systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board of Directors; and our accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. In 2007, the Audit Committee met nine times.

The members of the Compensation Committee are Messrs. Poliner (Chairman) and O’Block, both of whom are independent directors within the meaning of applicable NASDAQ Global Select Market listing standards. Our Board of Directors has vested authority in our Compensation Committee to review, evaluate and approve the compensation and benefits of all of our officers at the Senior Vice-President level and above, and to review and recommend to our Board of Directors general policy matters relating to compensation and benefits of our employees. Our Board of Directors has also delegated the authority to administer our stock option plans to the Compensation Committee, which may further delegate such responsibility to the extent permitted by law. In 2007, the Compensation Committee met 14 times.

The members of the Nominating Committee are Robert P. O’Block (Chairman) and Randall E. Poliner, both of whom are independent directors within the meaning of applicable NASDAQ Global Select Market listing standards. Our Board of Directors has vested authority in our Nominating Committee to develop and review background information for candidates for the Board of Directors, including candidates recommended by shareholders, and make recommendations to the Board of Directors about these candidates; evaluate the performance of current Board members proposed for reelection; recommend to the Board for approval a slate of nominees for election to the Board; and develop plans for our managerial succession. The Nominating Committee was established in 2008, and therefore the Nominating Committee did not meet in 2007.

Nomination of Directors

The Nominating Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable NASDAQ and regulatory requirements.

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Our Nominating Committee will identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors of Directors are polled for suggestions as to individuals meeting the criteria described above. The Nominating Committee may also engage in research to identify qualified individuals. To date, the Nominating Committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

In evaluating a director nominee, the Nominating Committee considers the following factors:

•	the appropriate size of our Board of Directors;

•	our needs with respect to the particular talents and experience of our directors;

•

the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	whether the nominee is independent, as that term is defined under NASDAQ Global Select Market listing standards;

•	the familiarity of the nominee with our industry;

•	the nominee’s experience in political affairs;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board of Directors members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as they may deem are in our best interests and the best interest of our shareholders. We also believe it is appropriate for certain key members of our management to participate as members of the Board of Directors.

Messrs. Martin and Morse were nominated for re-election by the Nominating Committee. The Nominating Committee did not receive any recommendations from shareholders requesting that the Nominating Committee consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received. The Nominating Committee would have considered any candidate proposed in good faith by a shareholder. To propose a nominee, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

Shareholder Communications with the Board of Directors

Every effort is made to ensure that the Board of Directors or individual directors, as applicable, hear the views of shareholders and that appropriate responses are provided to shareholders in a timely manner. Any

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matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Edward J. DiMaria, our Senior Vice President-Chief Financial Officer, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in June 2007.

Codes of Conduct and Ethics

We have adopted the Bankrate, Inc. Code of Business Conduct applicable to all officers, directors and employees, and the Bankrate, Inc. Finance Code of Professional Conduct, applicable to our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. Both the Code of Conduct and the Finance Code of Ethics are publicly available on our web site at http://www.bankrate.com.

Review and Approval of Transactions with Related Persons

The Audit Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving any related person transactions, including those required to be disclosed as a “related person” transaction under applicable federal securities laws. On an annual basis, each director and executive officer is required to complete a questionnaire that requires disclosure of any transactions the director or executive officer, or their immediate family members or associates, may have with us in which the director or executive officer, or their immediate family members or associates, has a direct or indirect material interest. The Audit Committee considers the responses in the questionnaires and other information regarding potential relationships between us and the directors and executive officers. No transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2007 that was submitted to the Audit Committee for approval as a “related person” transaction.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2007: Randall E. Poliner (Chairman) and Robert P. O’Block. None of the members of the Compensation Committee is an executive officer of a public company of which a Bankrate executive officer is a director.

Stock Ownership Expectations

We have established stock ownership guidelines for our executive officers. Under our current guidelines, each executive officer is expected to own our common stock equal in value to 100% of the executive officer’s base salary.

Retention Policy

We have established a policy for our executive officers regarding the retention of shares purchased upon exercise of any new stock option grants or received upon the vesting of any new restricted stock or earn-out performance shares. Each executive officer is required to retain at least 25% of any shares remaining after payment of the option exercise price and taxes owed at the exercise of options, vesting of restricted stock, or earn-out performance shares, up to the maximum value of 100% of the executive officer’s base salary described above.

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EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected. Mr. Evans serves as a director and an executive officer. For information pertaining to Mr. Evans’s business experience, see “Election of Directors.”

Name	Age	Position
Thomas R. Evans	53	President, Chief Executive Officer and Director
Robert J. DeFranco	51	Senior Vice President-Finance
Edward J. DiMaria	42	Senior Vice President-Chief Financial Officer
Daniel P. Hoogterp	48	Senior Vice President-Chief Technology Officer
Steven L. Horowitz	36	Senior Vice President-General Manager of Online Properties
Michael Ricciardelli	36	Senior Vice President-Business Development and Consumer Marketing
Donaldson M. Ross	44	Senior Vice President-Chief Revenue Officer
Lynn Varsell	47	Senior Vice President-Publisher
Bruce J. Zanca	47	Senior Vice President-Chief Communications/Marketing Officer

Robert J. DeFranco. Mr. DeFranco has served as our Senior Vice President-Finance since April 2006. Prior to that, he served as our Senior Vice President and Chief Financial Officer since September 2000, and as Vice President-Finance and Chief Accounting Officer from March 1999. From 1986 to 1999, he held various positions in corporate accounting and finance for companies including Ocwen Financial Corporation (as Director of Finance from January 1998 through March 1999), SunTrust Banks, Inc. (as Vice President-Financial Reporting from February 1995 through December 1997), Ryder System, Inc. and Southeast Banking Corporation. From 1978 to 1986, he was a member of the commercial audit division of Arthur Andersen & Co., Miami, Florida. Mr. DeFranco is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. DeFranco received a Bachelor of Science degree with a major in Accounting from Florida State University in 1978.

Edward J. DiMaria. Mr. DiMaria has served as our Senior Vice President and Chief Financial Officer since April 2006. From February 2006 until April 2006, he served as our consultant, assisting us with our finance and accounting functions. Prior to that, Mr. DiMaria was an independent consultant for various clients on numerous matters, including private equity transactions, mergers and acquisitions, and other corporate finance projects. From August 2000 to August 2002, Mr. DiMaria was the Chief Financial Officer of Official Payments Corporation. From August 1994 to August 2000, Mr. DiMaria was employed by Best Friends Pet Care, Inc., where his final position was Executive Vice President and Chief Financial Officer. Mr. DiMaria has also held finance and accounting positions with Business Express, Inc., Advanced Network & Services, Inc., and was a member of the commercial audit division of KPMG LLP. Mr. DiMaria is a Certified Public Accountant in the State of New York and received his Bachelor of Business Administration degree with a major in Public Accounting from Pace University in New York.

Daniel P. Hoogterp. Mr. Hoogterp has served as our Senior Vice President and Chief Technology Officer since May 2005. From November 2002 until May 2005, he served as Chief Executive Officer of TQuist, LLC, a technology consulting company. From February 2001 to September 2002, Mr. Hoogterp served as Executive Vice President and Chief Technology Officer of Enamics, Inc., a company specializing in business technology management. From July 1999 to February 2001, he served as Senior Vice President and Chief Technology Officer of Sagemaker, Inc., a provider of enterprise information portals. From March 1991 to July 1999, he served as Chief Executive Officer of Retrieval Technologies, Inc. Mr. Hoogterp received a Post-Graduate Certificate in Business from Heriott-Watt University’s Edinburgh Business School in Scotland in 2004.

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Steven L. Horowitz. Mr. Horowitz has served as Senior Vice President—General Manager of Online Properties since May 2007. Mr. Horowitz joined us as our Vice President and Publisher in October 2004. From 2002 to 2004, Mr. Horowitz served in various positions at America Online (Time Warner), most recently as Vice President eCommerce Classifieds. From 1998 to 2002, he held Director and Senior Manager positions with Yahoo! and GeoCities, Inc. specializing in business and sales strategy for classifieds and local properties. Additionally, Mr. Horowitz served as Associate Director of Internet Marketing for BMG Music Club at BMG Direct, Bertelsmann (1998), Director of Internet Venues at a start-up entertainment Web site (1996 to 1997) and Online Publicist for Turner Entertainment Group at Tuner Broadcasting Systems, Inc. (1995 to 1996). Mr. Horowitz received a Bachelor of Arts degree with a major in English from the State University of New York at Oswego in 1993.

Michael Ricciardelli. Mr. Ricciardelli has served as Senior Vice President—Business Development and Consumer Marketing since May 2007 having joined Bankrate in September 2006. Prior to joining Bankrate, he was Vice President—Marketing & Media Sales at Apartments.com/Classified Ventures where he managed all marketing functions and online advertising sales efforts. From 1999 to 2003, he was Co-Founder & Vice President of Strategic Development for Insurance.com—venture funded by Fidelity Capital and sold in 2003 to Comparison Market. Earlier in his career, Mr. Ricciardelli also held positions in strategy consulting and business development at Fidelity Investments, and financial analysis at Salomon Brothers.

Donaldson M. Ross. Mr. Ross has served as our Senior Vice President-Chief Revenue Officer since September 2006. From June 2001 until September 2006, Mr. Ross was Senior Vice President-Sales & Marketing for Harris Connect, a leader in affinity marketing for the directory, Internet and data services business in the education and association market place. From 2000 to 2001, he held an executive management position at zUniversity.com. From 1989 to 1998, Mr. Ross held various positions in media sales and sales management at U. S. News & World Report, where he rose to the position of Vice President of Advertising Sales. Mr. Ross received his Bachelor of Arts degree from Denison University and his Masters in Advertising and Marketing from Michigan State University.

Lynn E. Varsell. Ms. Varsell has served as our Senior Vice President-Publisher since February 2006 after joining us as Vice President-Publisher in May 2005. From 2003 to 2005, she served as iMedia Ad Sales Marketing Director for Discovery Communications overseeing 14 television networks. From 1999 to 2002, she served as Vice President, Design & Development for Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1996 to 1999, she held various creative and development positions at Disney Internet Group including Creative Director of ABC.com, Oprah.com and Oscar.com where she was responsible for launching Oprah.com on the Web and developing the first successful synch-to-broadcast event. Ms. Varsell holds a Bachelor of Arts degree with honors from Boston College and a Master Degree in Interactive Telecommunications from New York University Tisch School of the Arts.

Bruce J. Zanca. Mr. Zanca has served as our Senior Vice President—Chief Communications/Marketing Officer since July 2004. From January 2002 to June 2004, Mr. Zanca owned and operated a communications and marketing consulting practice. From September 1999 to December 2001, Mr. Zanca was Senior Vice President of Communications and Administration at Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From August 1998 to June 1999 he served as Vice President—Corporate Communications at GeoCities, Inc., a community of personal Web sites on the Internet. From 1995 to 1998, Mr. Zanca was Vice President of Corporate Communications at U.S. News & World Report Magazine Group. From 1981 to 1992, Mr. Zanca was a press aide in the Reagan and Bush administrations. During the first Bush administration he was a White House Spokesman and deputy to Marlin Fitzwater.

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EXECUTIVE COMPENSATION

Compensation Committee Process and Procedures

Scope of Authority

The Compensation Committee, which is comprised of Messrs. Poliner (Chairman) and O’Block, has strategic and administrative responsibility for a broad range of issues, including reviewing, authorizing, and approving compensation to be paid to our executive officers and directors. Beginning in 2008, the Nominating Committee recommends to the Board those persons who should serve on the Compensation Committee. The Board makes the ultimate appointments. The Corporate Governance Committee has evaluated, and the Board has determined that, each member of the Compensation Committee is an independent director.

The Compensation Committee’s policy is to review executive compensation, including incentive goals, at least annually. The Compensation Committee also periodically reviews benefits and perquisites, reviews and provides oversight of our compensation philosophy, and serves as the administrative committee for our equity-based plans.

Delegation of Authority

Generally, the Compensation Committee does not delegate its responsibilities to members of our management.

None of the members of the Compensation Committee is an executive officer of a public company of which one of our executive officers is a director.

Independent Consultants

To assist the Compensation Committee in the design of effective compensation programs, policies and practices, including developing a mix of cash and equity compensation and annual and long-term compensation that promotes our compensation objectives and that is competitive in the marketplace, the Compensation Committee retains a compensation consultant from time to time.

In 2007, the Compensation Committee engaged Fredric W. Cook & Co., Inc. to act as independent compensation consultant to the Committee. The Compensation Committee, at its discretion, may replace Fredric W. Cook or hire additional consultants at any time. Fredric W. Cook is independent from us because Fredric W. Cook does not provide any other services to us and receives compensation from us only for services it provides to the Compensation Committee. Fredric W. Cook’s responsibilities include:

•	Providing recommendations regarding the composition of our peer group;

•	Gathering and analyzing publicly available proxy data from the peer group and other peer group data;

•	Analyzing pay survey data and analysis provided by our management;

•	Reviewing and advising on the performance measures to be used in bonus formulas and performance-based equity awards; and

•	Working on other projects as assigned from time to time by the Compensation Committee.

The Compensation Committee has asked Fredric W. Cook to attend certain meetings of the Compensation Committee dealing with creating overall strategic compensation plans and providing analysis and performance appraisals for annual evaluations of management performance. During 2007, Fredric W. Cook attended two meetings of the Compensation Committee, provided consultation services to the Chairman of the Compensation Committee on an ongoing basis, and interviewed senior management at the request of the Compensation Committee. In the course of fulfilling its consulting responsibilities, Fredric W. Cook regularly communicates with the Chairman of the Compensation Committee.

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Management’s Role

The Compensation Committee meets regularly, at least five times throughout the year, and agendas for the meetings are typically established with input from the Committee’s Chairman, our Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”). The Compensation Committee may invite members of our management to attend its meetings, and at times, our CEO, CFO, or both, attended portions of the meetings of the Compensation Committee during 2007. The Compensation Committee on occasion meets with the management to obtain recommendations with respect to compensation programs for our executives and other employees. In addition, Mr. Evans is closely involved in assessing the performance of our executive officers (other than himself) and making recommendations to the Compensation Committee regarding base salary, bonus targets, performance measures, and equity compensation for these executive officers. Mr. Evans, however, is not present during voting or deliberations with respect to his own compensation.

The Compensation Committee conducts meetings regularly to consider, discuss and evaluate issues without the presence of any of our executive officers. Recommendations from management are considered by the Compensation Committee in setting compensation; however, the Compensation Committee independently develops and sets each of our executive officer’s compensation package and our overall compensation philosophy.

Compensation Discussion and Analysis

Overview and Objectives

Our Board of Directors has delegated to its Compensation Committee overall responsibility for establishing the compensation programs for all executive officers, including our named executive officers. In this capacity, the Compensation Committee establishes, reviews and recommends to the Board of Directors compensation policy, approves compensation levels and performance goals, and evaluates executive officer performance against those objectives. Although this discussion and analysis refers principally to compensation for our named executive officers, the same compensation principles and practices generally apply to all of our executive officers.

The primary objective of our compensation program is the same objective that we have for our overall operations: to create long-term value for our shareholders. The Compensation Committee is responsible for establishing, reviewing and evaluating our compensation plans, policies and programs and for approving the total compensation package awarded to each of our executive officers, including the CEO. The Compensation Committee works directly with the CEO to ensure the compensation objectives are aligned with our mission and overall objectives and to provide a decision-making framework for use in formulating recommendations for each executive officer’s compensation.

The Compensation Committee’s overall objective is to establish a compensation policy that will (1) align the interests of executive officers with those of our long-term shareholders; (2) attract, retain and provide incentives to highly-qualified executive officers who drive our performance and help us achieve our business objectives; and (3) motivate executive officers to consistently deliver outstanding performance. In addition, our compensation program is intended to reward individual performance in a way that emphasizes strategic thinking necessary to create long-term value while balancing rewards for short-term increases in operating results. We compensate executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance.

The Compensation Committee takes measure of the competitive market for senior executive officers by reviewing market compensation levels provided by comparable companies, although it does not benchmark compensation paid to our executive officers to specified levels of compensation paid to executive officers at the comparable companies. In 2007, a group of companies with a similar growth rate, performance, industry, competitive employment markets, track record, market positions and other factors was identified by the

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Compensation Committee. This and other market data are useful informational tools, which provides the Compensation Committee with a range of compensation paid in the market and various compensation package design alternatives in the market. Compensation levels are determined from an assortment of factors with competitive information being one of the factors considered. However, typically the most heavily weighted factor centers on our performance, which the Compensation Committee believes most closely aligns the interests of management and shareholders.

Our executive compensation packages are comprised primarily of base salary, incentive cash bonus program, and long-term equity incentive awards. The Compensation Committee believes that each element of the total compensation program serves an important function in achieving the overall objectives of our compensation program. The Compensation Committee strives to pay a base salary that is competitive within our industry to attract and retain top-level talent in a highly competitive market. The year-end cash bonuses that are paid under our incentive cash bonus program are designed to provide executive officers with strong incentive to achieve individual and Company financial and operational goals, all of which are intended to drive year over year growth in key performance metrics. Finally, the long-term equity awards granted to executive officers are designed to closely align the executive officers’ interests with those of our shareholders. In general, the Compensation Committee has emphasized long-term equity awards to align key executive officers’ interests with shareholder interests in the creation of wealth and incentive cash bonuses to drive near term and annual performance. On average, it is intended that our senior executive officers earn the majority of their annual cash and equity compensation from sources that are “at risk” year to year based on the results of operations. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a competitive level of compensation that motivates and provides incentives to executive officers to achieve objectives that are beneficial to our shareholders, to us, and to our management.

When setting compensation, the Compensation Committee sets an “overall” compensation target for each named executive officer. Each specific element of compensation is then set such that the overall compensation target is met while also maintaining our compensation philosophy that a majority of compensation is “at risk.”

Compensation Elements

Base Salary. Base salary levels for each of our executive officers, including the CEO, are generally set within a range of base salaries that the Compensation Committee believes are competitive and appropriate given our overall financial, operational, and strategic objectives and the qualifications and experience of the individual required for the job. In addition, the Compensation Committee will generally review our past financial performance and future expectations, as well as the performance of the executive officers and changes in the executive officers’ responsibilities. The annual base salary we have agreed to pay each executive is specified in his or her employment agreement with us, subject to adjustment by the Committee. Base salary is reviewed on an annual basis and decisions regarding base salary increases take into account the executive officer’s current base salary, the competitive marketplace, retention and other factors as described above. Our CEO is responsible for assessing the contributions and performance of each executive officer and reviewing his assessment with the Compensation Committee. The Compensation Committee reviews and assesses the performance of our CEO and also considers the recommendations the CEO provides regarding other executive officers. The Compensation Committee makes the final decision on all executive pay.

Incentive Cash Bonus. Our executive officers are hired to lead and grow our organization and as such we believe that a significant portion of our executive officer’s compensation should be tied to our overall performance. We maintain an incentive cash bonus program, which emphasizes pay-for-performance by providing our executive officers with the opportunity to receive bonuses only if we achieve or exceed certain corporate performance objectives.

Objective annual performance metrics and goals are established at the beginning of each fiscal year by the CEO in consultation with each executive officer and approved by the Board of Directors. Based on these performance objectives and the business plan and budget approved by the Board of Directors, the Compensation

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Committee establishes threshold minimum, target, and maximum financial performance goals, generally based on a factor of sustained growth in earnings before interest, taxes, depreciation, amortization and stock compensation expense, balanced for risk, for the purposes of paying incentive bonuses. For awards to be payable under the program, a minimum financial performance threshold must be achieved and higher amounts are payable if we meet or exceed the established target. The Compensation Committee determines incentive bonus financial performance goals taking into account various factors, including management’s assessment of the probability of achieving higher levels of financial performance within the fiscal year. We believe that disclosing these financial performance targets would cause us substantial competitive harm. Thus, we have elected, in accordance with SEC guidance, not to disclose the specific financial performance targets or 2007 results as this financial data is not publicly-disclosed and might provide competitive insights that could harm our business. Management and the Compensation Committee, however, did deem these financial performance targets as relatively difficult to achieve and our financial performance as very strong. Once these targets are set by the Compensation Committee, the Compensation Committee retains the discretion to adjust the targets to adjust for extraordinary corporate events such as an acquisition. In 2007, we did not adjust the targets.

Amounts payable to each individual executive officer upon achievement of the incentive bonus financial performance goals are established based on the scope of the executive officer’s responsibilities, the executive officer’s continued dedication and service to us, and other competitive data compiled and reviewed by the Compensation Committee. Target bonus opportunities are established for our named executive officers in their employment agreements and by the Compensation Committee. The target bonus opportunities established in the employment agreements range from $120,000 to $150,000.

In certain limited circumstances, the Compensation Committee may also pay a discretionary bonus to an executive officer for extraordinary individual achievement, service or dedication to us. Discretionary bonuses are evaluated and awarded by the Compensation Committee on a case by case basis and are heavily influenced by the circumstances giving rise to the award. No discretionary bonuses were paid in 2007.

Equity Incentive Awards. We use equity incentive awards to provide a stock-based incentive to improve our financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Equity incentive awards are also designed to align the interests of our executive officers with those of our shareholders by encouraging executive officers to enhance our value, the price of the Common Stock, and hence, the shareholders’ return over the long term. Historically, the Compensation Committee has used stock options to recognize these goals, but in 2007 the Compensation Committee also granted restricted stock awards.

The Compensation Committee has elected to grant a mix of options and restricted stock because each type of award serves a somewhat different purpose. With stock options, executives can realize value from increases in our stock price, thus aligning their interests with stockholder interests. Furthermore, if the stock price does increase, vesting over a three-year period helps to retain executives. On the other hand, if our stock price does not rise, then the options provide no value to executives. By contrast, while restricted stock’s value does depend on our stock price, time-vested restricted stock have some value regardless of whether our stock price increases or decreases. As a result, restricted stock helps retain executives during the three-year vesting schedule, regardless of whether our stock price increases or decreases. Restricted stock also has the benefit of causing less shareholder dilution than stock options and the compensation expense for both are roughly equivalent. Moreover, the holders of time-vested restricted stock receive annual cash dividend equivalent payments, which treats them like shareholders and helps with retention. Thus, while both types of awards link our executives’ pay to shareholder value, options are a particularly effective way to put significant value at risk in relation to increases in stockholder value, while restricted stock is particularly effective as a retention and ownership tool.

Stock Options

Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and potential contributions to us and our financial performance over the long term. The

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Compensation Committee approves stock option grants. Generally, options are awarded on the date of hire, however, the Compensation Committee retains discretion to award additional stock options to executive officers and other key employees at other times, including to reward exceptional performance, for retention purposes, upon accepting an expanded role and increased responsibility with us, or for other circumstances as recommended by the CEO or Compensation Committee. The performance of our executive officers is reviewed annually and, based on those reviews and our performance during the year, employees may be awarded additional stock options. The number of stock options awarded to an executive is determined by the Compensation Committee based on a number of factors, including the executive officer’s prior experience, their role and responsibilities with us, competitive retention and market data compiled and reviewed by the Compensation Committee, and performance and demonstrated leadership with us.

The exercise price of options grants is set at the closing price of our Common Stock on the date of grant. To date, with the exception of our CEO, stock option grants to executive officers generally vest ratably over four years following the date of grant, 1/4 on the first anniversary date, and the remaining 3/4 in monthly installments over three years beginning one year from the date of grant, and have a seven-year term. Our CEO, Thomas R. Evans, was granted 600,000 stock options on June 25, 2004, upon joining us. The options have a seven-year term, 200,000 options vested on July 1, 2005 and the remaining 400,000 vested on a monthly schedule pursuant to which Mr. Evans was fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options on October 26, 2004. They also have a seven-year term and all 500,000 shares vest five years from the grant date. Vesting accelerates if at any point during the term of the option, the fair market value of our Common Stock is at or above the following incremental thresholds for ninety consecutive trading days: $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares. Currently, all of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.

Restricted Stock

Generally, restricted stock is granted to executive officers from time to time based primarily upon the individual’s actual and potential contributions to us and our financial performance over the long term. The Compensation Committee approves restricted stock grants. The number of shares of restricted stock awarded to an executive is determined by the Compensation Committee based on a number of factors, including the executive officer’s prior experience, their role and responsibilities with us, competitive retention and market data compiled and reviewed by the Compensation Committee, and performance and demonstrated leadership with us.

In April 2007, we awarded 200,000 shares of restricted common stock to certain executive officers under the Second Amended and Restated 1999 Equity Compensation Plan. The awards have an eight-year term and only vest if, at any point during the term of the award, the closing price of our Common Stock is at or above the following specific thresholds for ninety consecutive days; $44.00 – 25% of award shares vest; $50.00 – an additional 33% of award shares vest; $56.00 – the remaining 42% of award shares vest. Once the specific threshold has been satisfied, the applicable percentage of award shares vest as follows; one-third upon satisfying the incremental threshold; one-third on the first anniversary of satisfying the incremental threshold; and the remaining one-third on the second anniversary of satisfying the incremental threshold. The awards also vest on a change in control provided certain conditions are met.

In April 2008, the restricted stock award agreements were amended to provide for accelerated vesting for a portion of the shares. The Compensation Committee amended the vesting schedules due to the volatility of our stock price, and its effect on the ability for the restricted stock to vest. For Messrs. Horowitz, Ross and Zanca, 5,000 of their 25,000 share awards will vest as follows: 1,250 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 1,650 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2009; and 2,100 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2009. For Mr. DiMaria, 10,000 of his 50,000 share award will vest as follows: 2,500 shares upon the earlier of (i) the date on which the $44 threshold is satisfied; or (ii) April 30, 2009; 3,300 shares upon the earlier of (i) the date on which the $50 threshold is satisfied; or (ii) April 30, 2009; and 4,200 shares upon the earlier of (i) the date on which the $56 threshold is satisfied; or (ii) April 30, 2009.

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Other Benefits. We maintain certain broad-based benefit plans in which our employees, including our executive officers, are entitled to participate. These plans include health and life insurance and a qualified 401(k) savings plan. We make a matching contribution equal to 3% for the qualified 401(k) savings plan, subject to Internal Revenue Code limitations.

Perquisites. We provide a limited number of perquisites consistent with comparable companies the aggregate of which did not exceed $10,000 for each named executive officer. The level of perquisites does not factor into decisions on total compensation.

2007 Executive Compensation

The specific compensation decisions made for each of our executive officers in 2007 reflect our overall compensation objectives described above, as well as our 2007 performance.

Base Salary. The Compensation Committee conducted its annual review and evaluation of the compensation levels of the executive team. Our CEO, Mr. Evans, received an increase in his base salary of $25,000, from $400,000 to $425,000, as a result of the Compensation Committee’s review of our performance as well as external market factors. Mr. Evans is considered a highly qualified CEO with a proven track record of delivering solid performance. Mr. Evans continued retention with us is considered to be a critical component to our future success. Based on performance, external market, retention and other factors, Messrs. DiMaria, Horowitz, Ross and Zanca received raises of $30,000, $40,000, $15,000 and $20,000 in 2007, such that their base salaries in 2007 were increased to $250,000, $250,000, $250,000 and $230,000 respectively.

Incentive Cash Bonus. As described above, employment agreements with our executive officers establish their applicable target bonus opportunity. Under these agreements, the target bonus opportunities for each of Messrs. DiMaria, Horowitz, Ross and Zanca are $125,000, $125,000, $125,000 and $120,000 respectively. In addition, the Compensation Committee has established a target bonus of $150,000 for Mr. Evans. For new executive officers, we typically follow a policy of pro rating the earned bonus during the initial year of employment based on the time worked during that fiscal year. The target bonus for our chief executive officer, Mr. Evans, must be maintained at or above $100,000. During 2007, we achieved a level of performance above the target financial performance objective as reviewed and approved by the Compensation Committee whereby executive officers earned 162% of target. Accordingly, in 2007, Messrs. Evans, DiMaria, Horowitz, Ross and Zanca received the following bonus payments under our incentive cash bonus program: Mr. Evans received $243,041, which represents 57.19% of his 2007 salary; Messrs. DiMaria, Horowitz and Ross each received $202,534, which represents 81.01% of their 2007 salaries; and Mr. Zanca received $194,432, which represents 84.54% of his 2007 salary.

Restricted Stock. In April 2007, Mr. DiMaria was awarded 50,000 shares of restricted stock; and Messrs. Horowitz, Ross and Zanca were each awarded 25,000 shares of restricted stock, under the terms and vesting provisions as described above in “Restricted Stock”. Mr. Evans did not receive a restricted stock award in 2007.

Employment Agreements

We have entered into employment agreements with each of our named executive officers in order to secure their continued service and dedication. These agreements generally establish minimum salary commitments and target bonus opportunities. The agreements also restrict the executive officer’s ability to engage in or perform any activities that are competitive to our business or to solicit our employees away from our service while we employ the executive and for a period of one year thereafter. Our termination payments are generally structured such that the executive is entitled to one year’s or six months’ base salary at the time of termination if the executive is terminated by us without cause or if the executive terminates the agreement with cause. The termination benefits that each executive officer is entitled to receive are more fully described in “Potential Payments upon Termination or Change of Control” below.

18    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a publicly held corporation’s tax deduction for compensation paid to each of its chief executive officer and next four most highly compensated executive officers to $1 million in any year. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The annual salary, cash incentive bonus and equity compensation we generally pay to our executive officers do not exceed this limit. The Compensation Committee’s intent is to design compensation packages that are deductible without limitation, where doing so will further the purposes of our executive compensation program. However, the Compensation Committee will take into consideration various other factors, together with Section 162(m) consideration, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Equity Grant Practices

Annual equity awards, as described above, are generally made at the January meeting of the Compensation Committee. The date of this meeting is typically chosen three months in advance, and therefore awards are not coordinated with the release of material non-public information.

Compensation Committee Report on Executive Compensation

We, as a Compensation Committee, have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on that review and discussion, we have recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Randall E. Poliner, Chairman

Robert P. O’Block

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Exchange Act, and shall not otherwise be deemed filed under these acts.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     19

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation Table for 2007

The following table shows the compensation of each individual who served at anytime during 2007 as our principal executive officer and our principal financial officer. We have also included our three other most highly compensated officers who were serving as executive officers as of December 31, 2007 (other than the principal executive and principal financial officers). We refer to the individuals named in the table below as “named executive officers.”

(a) Name and Principal Position	(b) Year	(c) Salary $	(d) Bonus(1) $		(e) Stock Awards(2) $		(f) Option Awards(2) $	(g) Non-Equity Incentive Plan Compensation(3) $	(i) All Other Compensation(4) $	(j) Total $
Thomas R. Evans President, Chief Executive Officer and Director	2007 2006	425,000 365,385	$	— —	$	— —	$801,176 2,591,180	$243,041 169,000	$14,152 16,977	$1,483,369 3,142,542
Edward J. DiMaria Senior Vice President-Chief Financial Officer	2007 2006	251,000 165,000		— 50,000		589,835 —	1,003,203 740,981	202,534 121,875	18,799 37,890	2,115,371 1,115,746
Steven L. Horowitz Senior Vice President-General Manager of Online Properties	2007 2006	251,000 210,000		— —		294,917 —	286,324 252,098	202,534 156,000	11,535 15,505	1,046,310 633,603
Donaldson M. Ross Senior Vice President – Chief Revenue Officer	2007 2006	251,000 210,000		— —		294,917 —	707,781 211,622	202,534 143,000	16,320 17,365	1,472,552 581,987
Bruce J. Zanca Senior Vice President-Chief Communications/Marketing Officer	2007 2006	231,000 210,000		— —		294,917 —	321,783 287,043	194,432 156,000	22,397 14,837	1,064,529 667,880

(1)	The amount in column (d) in 2006 for Mr. DiMaria reflects the dollar value of a discretionary bonus of $50,000, which was approved by the Compensation Committee and awarded to Mr. DiMaria in 2007 for the leadership, performance and dedication he displayed after joining us in 2006.
(2)	The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R, and, thus, may include amounts related to awards granted prior to the year that such awards are reported in the table. Awards are discussed in further detail on page 15 under the heading “Equity Incentive Awards.” Assumptions used in the calculation of these amounts are included in footnote 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.
(3)	The amounts in column (g) reflect the cash awards to the named individuals under the Incentive Cash Bonus program or “ICB”, the details of which are discussed in further detail on page 15 under the heading “Incentive Cash Bonus.”
(4)	The amount shown in column (i) includes for each named executive officer: amounts paid for Exec-U-Care supplemental healthcare benefit program, 401(k) company matches, and certain company-paid commuting expenses. In addition, for Mr. DiMaria, the amount in column (i) in 2006 includes consulting fees of $35,900, which we paid to Mr. DiMaria before he joined us as Senior Vice President-Chief Financial Officer.

20    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Grants of Plan-Based Awards in 2007

The following table provides information concerning plan-based compensation granted to the named executive officers under any plan.

(a) Name	Award Type	(b) Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			(j) All Other Stock Awards: Number of Shares of Stock or Units # (2)	(l) Grant Date Fair Value of Stock and Option Awards $ (3)
				(c) Threshold $	(d) Target $	(e) Maximum $
Thomas R. Evans	ICB	N/A	N/A	$75,000	$150,000	$300,000	—	—
Edward J. DiMaria	ICB	N/A	N/A	62,500	125,000	250,000	—	—
	Restricted Stock	4/27/07	4/24/07	—	—	—	50,000	$1,779,438
Steven L. Horowitz	ICB	N/A	N/A	62,500	125,000	250,000	—	—
	Restricted Stock	4/27/07	4/24/07	—	—	—	25,000	889,719
Donaldson M. Ross	ICB	N/A	N/A	62,500	125,000	220,000	—	—
	Restricted Stock	4/27/07	4/24/07	—	—	—	25,000	889,719
Bruce J. Zanca	ICB	N/A	N/A	60,000	120,000	240,000	—	—
	Restricted Stock	4/27/07	4/24/07	—	—	—	25,000	889,719
(1)	The amounts shown in column (c) reflect the minimum payment level under our incentive cash bonus program. The amount shown in column (e) is 200% of the target amount. The Compensation Committee determines these amounts annually. The business measurements, performance goals, and criteria for determining payout are discussed in the Compensation Discussion & Analysis on page 15.
(2)	As discussed in the Compensation Discussion and Analysis, restricted stock grants were awarded pursuant to our Second Amended and Restated 1999 Equity Compensation Plan. The amounts in column (j) show the number of shares of restricted stock granted in 2007 to our named executive officers. The term and vesting provisions of these awards are discussed in the Compensation Discussion and Analysis on page 17.
(3)	The amounts in column (l) show the full grant date fair value of restricted stock awards under SFAS 123R granted to our named executive officers in 2007.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     21

Outstanding Equity Awards at December 31, 2007

The following table provides information concerning unexercised options and vested shares of restricted stock as of December 31, 2007 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(1)		Option Exercisable Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested(2) #	Market Value of Shares or Units of Stock that Have Not Vested(3) $
	Exercisable #	Unexercisable #
Thomas R. Evans	600,000	—	$8.46	6/25/2011	—	$—
	280,000	—	10.01	10/26/2011	—	—
Edward J. DiMaria	42,500	87,500	42.33	4/3/2013
	—	—	—	—	50,000	2,404,500
Steven L. Horowitz	11,666	20,834	10.30	10/25/2011	—	—
	5,729	6,771	35.75	2/7/2013	—	—
	—	—	—	—	25,000	1,202,250
Donaldson M. Ross	16,250	68,750	29.31	9/11/2013	—	—
	16,250	48,750	37.63	12/21/2013	—	—
	—	—	—	—	25,000	1,202,250
Bruce J. Zanca	73,125	21,875	8.11	7/15/2011	—	—
	5,729	6,771	35.75	2/7/2013	—	—
	—	—	—	—	25,000	1,202,250
(1)	All stock options other than those issued to Mr. Evans have a seven year term and vest ratably over four years following the date of grant, 1/4 on the first anniversary date, and the remaining 3/4 in monthly installments over three years beginning one year from the date of grant. Mr. Evans was granted 600,000 stock options with a seven year term on June 25, 2004, of which 200,000 options vested on July 1, 2005 and the remaining 400,000 vested on a monthly schedule pursuant to which Mr. Evans was fully vested on July 1, 2007. Mr. Evans was also granted 500,000 stock options with a seven year term on October 26, 2004, all of which vest five years from the grant date. Vesting accelerates if at any point during the term of the option, the fair market value of our Common Stock is at or above the following incremental thresholds for ninety consecutive trading days: $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares. Currently, all of the 500,000 stock options granted to Mr. Evans on October 26, 2004 have vested pursuant to these incremental thresholds.
(2)	The restricted stock awards have an eight-year term. At December 31, 2007, prior to the amendment to the terms of the restricted stock awards discussed under “Restricted Stock” on page 17, the shares of restricted stock would only vest if, at any point during the term of the award, the closing price of our Common Stock is at or above the following specific thresholds for ninety consecutive days; $44.00 – 25% of award shares vest; $50.00 – an additional 33% of award shares vest; $56.00 – the remaining 42% of award shares vest. Once the specific threshold was satisfied, the applicable percentage of award shares would vest as follows; one-third upon satisfying the incremental threshold; one-third on the first anniversary of satisfying the incremental threshold; and the remaining one-third on the second anniversary of satisfying the incremental threshold. The awards also vest on a change in control provided certain conditions are met.

22    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Option Exercises for 2007

The following table provides information concerning each exercise of stock options during the year ended December 31, 2007 for each named executive officer.

Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $
Thomas R. Evans	200,000	$8,418,000
Edward J. DiMaria	20,000	195,400
Steven L. Horowitz	35,000	1,303,200
Donaldson M. Ross	15,000	341,850
Bruce J. Zanca	30,000	1,319,700

Employment Agreements

On June 21, 2004, we entered into an employment agreement with Thomas R. Evans, our President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Evans is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Evans agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Evans agrees not to compete with us and not to recruit any of our employees. Upon Mr. Evans’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Evans was also granted options to purchase 600,000 shares of our common stock at $8.46, the fair market value on the date of grant. The options have a seven year term and vest as follows: 200,000 shares on July 1, 2005; and 16,666.667 shares on the first day of each month beginning August 1, 2005 and ending July 1, 2007. On October 26, 2004, Mr. Evans was granted options to purchase 500,000 shares of our common stock at $10.01, the fair market value on the date of grant. The options have a seven year term and vest as to all 500,000 shares five years from the date of grant. Vesting accelerates if, at any point during the term of the option, the fair market value of the our common stock is at or above the following incremental thresholds for ninety consecutive trading days; $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares.

On July 15, 2004, we entered into an employment agreement with Bruce J. Zanca, our Senior Vice President and Chief Communications/Marketing Officer and entered into an employment agreement with us. Under the terms of the employment agreement, Mr. Zanca is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Zanca agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Zanca agrees not to compete with us and not to recruit any of our employees. Upon Mr. Zanca’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Zanca was also granted options to purchase 150,000 shares of our common stock at $8.11, the fair market value on the date of grant. The options have a seven year term and vest as follows: 37,500 shares on July 15, 2005; and 3,125 shares on the first day of each month beginning August 1, 2005 and ending July 15, 2008.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     23

On October 4, 2004, we entered into an employment agreement with Steven L. Horowitz, our Senior Vice President-General Manager of Online Properties. Under the terms of the employment agreement, Mr. Horowitz is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Horowitz agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to the our business. Additionally, during the term of his employment and for a period of one year thereafter, Mr. Horowitz agrees not to compete with us and not to recruit any of our employees. Upon Mr. Horowitz’ termination of employment without cause, we have agreed to pay a separation payment equal to six months’ base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable three months after the termination date; and one-third payable six months from the termination date. Mr. Horowitz was also granted options to purchase 100,000 shares of our common stock at $10.30, the fair market value on the date of grant. The options have a seven year term and vest as follows: 25,000 shares on October 25, 2005; and 2,083.333 shares on the first day of each month beginning November 1, 2005 and ending October 25, 2008.

On April 3, 2006, we entered into an employment agreement with Edward J. DiMaria, our Senior Vice President-Chief Financial Officer. Under the terms of the employment agreement, Mr. DiMaria is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. DiMaria agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of six months thereafter, Mr. DiMaria agrees not to compete with us and not to recruit any of our employees. Upon Mr. DiMaria’s termination of employment without cause, we have agreed to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. DiMaria was also granted options to purchase 150,000 shares of our common stock at $42.33, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 37,500 shares on April 3, 2007; and 3,125 shares on the first day of each month beginning May 1, 2007 and ending April 3, 2010.

On September 11, 2006, we entered into an employment agreement with Donaldson M. Ross, our Senior Vice President-Chief Revenue Officer. Under the terms of the employment agreement, Mr. Ross is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria. Under the terms of the employment agreement, Mr. Ross agrees to assign to us all of his copyrights, trade secrets and patent rights that relate to our business. Additionally, during the term of his employment and for a period of twelve months thereafter, Mr. Ross agrees not to compete with us and not to recruit any of our employees. Upon Mr. Ross’s termination of employment without cause, we agree to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable twelve months from the termination date. Mr. Ross was also granted options to purchase 100,000 shares of our common stock at $29.31, the fair market value on the date of grant. The options have a seven-year term and vest as follows: 25,000 shares on September 11, 2007; and 2,083.33 shares on the first day of each month beginning October 1, 2007 and ending September 11, 2010.

Potential Payments upon Termination or Change of Control

Payments upon Termination without Cause or Resignation for Good Reason

Pursuant to the employment agreements with Messrs. Evans, DiMaria, Horowitz, Ross and Zanca, in the event that we terminate the employment of any of these executive officers without “cause”, or, in the case of Mr. Evans, if he resigns for “good reason,” the executive officer would be entitled to an accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date, and we must pay a separation payment equal to one year’s base salary, or in the case of Mr. Horowitz six months’ base salary, at the then-current rate payable in three equal installments; one-third payable 15 days after the termination

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date; one-third payable six months (three months for Mr. Horowitz) after the termination date; and one-third payable 12 months (six months for Mr. Horowitz) from the termination date. For these purposes, the term “cause” generally means, the executive officers’ (i) material breach of his or her employment agreement; (ii) dishonesty or fraud; (iii) willful or negligent insubordination; (iv) conviction of, or guilty plea to, a felony or crime involving moral turpitude; or (v) resignation. Termination without “cause” generally means any termination other than for “cause” and other than in the event of death or a mental or physical disability, which prevents the executive from performing his or her duties for an extended period of time. For the purposes of Mr. Evans’s employment agreement, the term “good reason” generally means a reduction in his title, duties or responsibilities; his relocation; the failure of any successor to assume his employment agreement; our breach of the agreement; and our failure to allow him to participate in employee benefit plans generally available to executive officers.

Assuming the employment of Messrs. Evans, DiMaria, Horowitz, Ross, and Zanca had been terminated without “cause” by us effective December 31, 2007, they would have been entitled to the following payments in addition to accrued amounts owed to them for prior service:

Name	Cash(1)
Thomas R. Evans	$668,000
Edward J. DiMaria	504,000
Steven L. Horowitz	328,000
Donaldson M. Ross	454,000
Bruce J. Zanca	425,000

(1)	Cash payment amounts are based on the following components:

•	base pay using current salary; and

•	an accrued annual cash bonus, calculated based on the targets established by the Compensation Committee at the beginning of each fiscal year, as discussed in the Compensation Discussion and Analysis.

Payments Upon Termination for Cause, Resignation, Death or Disability

Pursuant to employment agreements entered into with Messrs. Evans, DiMaria, Horowitz, Ross and Zanca, in the event of a termination with “cause” or resignation, death or disability, each executive officer would be entitled to any accrued bonus through the effective date of the termination, payable within fifteen (15) days of the effective termination date.

Payments Upon a Change of Control

Under the terms of our 1997 Equity Compensation Plan and our Second Amended and Restated 1999 Equity Compensation Plan, unless the Board of Directors determines otherwise, all outstanding stock options and restricted stock awards automatically accelerate and become immediately exercisable and vested upon a change of control. Upon a change of control in which we are not the surviving corporation, any stock options and restricted stock awards not exercised or vested must be assumed by, or replaced with comparable equity securities by, the surviving corporation. Assuming a change of control had occurred on December 31, 2007 and the executive officers exercised the full amount of their awards, the cash value of the accelerated awards for each of the executive officers would have been as follows:

Name	Value of Accelerated Equity Awards(1)(2)
Thomas R. Evans	$0
Edward J. DiMaria	2,908,500
Steven L. Horowitz	2,073,121
Donaldson M. Ross	3,003,300
Bruce J. Zanca	2,160,367

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     25

(1)	Assumes a stock price of $48.09, which was the closing price of our common stock on December 31, 2007, the last trading day of the year.
(2)	For options, the value of accelerated equity awards is calculated by multiplying the difference between the closing price of our common stock on December 31, 2007 and the exercise price of the option by the number of options accelerated. For restricted stock awards, the value of the accelerated equity awards in the fair market value of the stock as of December 31, 2007.

Under the terms of the equity incentive plans, a “change of control” shall be deemed to have occurred if: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person who is our shareholder as of the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; or (b) our shareholders approve (or, if shareholder approval is not required, the Board of Directors approves) an agreement providing for (i) our merger or consolidation with another entity, which results in our shareholders immediately prior to the merger or consolidation, not beneficially owning, immediately after the merger or consolidation, shares entitling them to cast more than 50% of all of the votes that the shareholders of the surviving entity would be entitled in the election of directors, (ii) the sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

Termination Following a Change of Control

None of our executive officers has a change of control agreement with us. However, pursuant to Mr. Evans’s employment agreement, any successor to all or substantially all of our business and/or assets that fails to assume his employment agreement, Mr. Evans would be permitted to resign for “good reason” (see “Payments upon Termination without Cause or Resignation for Good Reason”).

Restrictive Covenants

Pursuant to the employment agreements with Messrs. Evans, DiMaria, Horowitz, Ross and Zanca, each executive officer has agreed not to compete with us and not to recruit any of our employees during the term of his employment and for a period of one year thereafter. In addition, each executive officer has also agreed not to disclose any of our confidential information during the term of his employment and for a period of three years thereafter and not to disclose any of our trade secrets for so long as they remain trade secrets. In order to receive the benefits described above in “Payments upon Termination without Cause or Resignation for Good Reason,” the executive officers must comply with each of these restrictive covenants and must enter into a separation and release agreement with us releasing us from any and all liability and settling all claims of any kind. The waiver by either party of a breach of any provision of the relevant employment agreement by the other party, including the restrictive covenant provisions, does not operate and is not construed as a waiver of any subsequent breach.

26    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

COMPENSATION OF DIRECTORS

Annually, on the first business day of the year, each non-employee director receives an option to purchase 10,000 shares of our Common Stock at the fair market value on the date of grant. The stock options have a seven year term, and fully vest on the last business day of the year in which the option is granted. In addition, we pay the Audit Committee Chairman $25,000 in cash compensation. In 2007, Mr. Pinola received additional cash compensation for serving as our Audit Committee Chairman. No other directors receive any cash compensation. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash $	Option Awards $ (1)	Total $
Peter C. Morse	$—	$291,121	$291,121
William C. Martin	—	291,121	291,121
Robert P. O’Block	—	291,121	291,121
Richard J. Pinola	25,000	291,121	316,121
Randall E. Poliner	—	291,121	291,121

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in footnote 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. As all options vest in the year of grant, the amount reflected in this column reflects the full grant date fair value of the award. As of December 31, 2007, the stock options outstanding for each director (all of which are vested) are as follows: Mr. Morse – 85,000; Mr. Martin – 42,500; Mr. O’Block – 85,000; Mr. Pinola – 10,000; and Mr. Poliner – 65,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our common stock to file reports with the SEC with respect to their ownership of common stock. Directors, executive officers and persons owning more than 10% of our common stock are required to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and any written representations from reporting persons that no other reports were required of those persons, we believe that during 2007, all filing requirements applicable to our directors and executive officers were complied with in a timely manner with the exception of the following late filing: Donaldson M. Ross filed one late report on Form 3/A, in which he reported that he owned, and inadvertently omitted from the original Form 3 filed on November 11, 2006, 1,300 shares when he first became a reporting person.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors and is published on the investor relations section of the Company’s Web site at www.bankrate.com. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2007 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2007 and 2006 and for the three years ended December 31, 2007.

The Audit Committee selects the Company’s independent registered public accounting firm and meets with the Company’s independent registered public accounting firm to discuss the scope and review the results of the annual audit. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s Charter. The Audit Committee met seven times during 2007.

All of the directors who serve on the Audit Committee are “independent” for purposes of the NASDAQ Global Select Market listing standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee reviewed the Company’s 2007 financial statements and met with both management and Grant Thornton LLP, the Company’s independent registered public accounting firm for 2007, to discuss those financial statements. Management represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also received from and discussed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600 T, and has discussed with Grant Thornton LLP their independence. The Audit Committee also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200 T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Richard J. Pinola, Chairman

Robert P. O’Block

Randall E. Poliner

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under The Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting form of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Grant

28    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

Thornton LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Grant Thornton LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this matter at the Annual Meeting, whether in person or represented by proxy, will approve the proposal to ratify Grant Thornton as our independent auditors for the fiscal year ending December 31, 2008.

Change in Independent Registered Public Accounting Firm

On January 30, 2007, the Audit Committee of our Board of Directors determined to consider a change of our independent accountants and directed management to undertake a request for proposal from independent registered public accounting firms to serve as our auditor for fiscal 2007. We initiated this process on March 5, 2007. Seven large public accounting firms, including KPMG LLP, were asked to submit proposals.

On March 27, 2007, KPMG LLP notified the Audit Committee of our Board of Directors that KPMG LLP would not submit a proposal and declined to stand for re-election as principal accountants. KPMG LLP indicated it would complete its procedures regarding our unaudited condensed financial statements for the quarter ended March 31, 2007 and the Form 10-Q in which such financial statements would be included.

On April 12, 2007, the Audit Committee of our Board of Directors engaged Grant Thornton LLP to act as our principal accountant for the fiscal year ending December 31, 2007. Also on April 12, 2007, the Audit Committee of our Board of Directors notified KPMG LLP of its decision to have Grant Thornton complete the review of our interim financial statements as of March 31, 2007 and for the three-month period then ended. As such, the auditor-client relationship with KPMG LLP ceased on that date.

KPMG LLP’s audit report on our consolidated financial statements as of and for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on our consolidated financial statements as of and of and for the year ended December 31, 2006, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.”

The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2006 and the subsequent interim period through April 12, 2007, (i) there were no disagreements between us and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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During the fiscal year ended December 31, 2006 and the subsequent interim period through April 12, 2007, neither we nor anyone acting on our behalf consulted Grant Thornton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors unanimously recommends a vote FOR the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

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AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our annual financial statements and the effectiveness of internal controls for the year ended December 31, 2007, and fees billed for other services rendered by Grant Thornton LLP during 2007; and fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements and the effectiveness of internal controls for the year ended December 31, 2006, and fees billed for other services rendered by KPMG LLP during 2006.

Type of Fees	2007	2006
Audit Fees(1)	$541,704	$524,963
Audit-Related Fees(2)	35,438	—
Tax Fees(3)	48,147	35,590
All Other Fees	—	—

Total	$625,289	$560,553

(1)	Audit fees for 2007 and 2006 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, auditing our internal controls over financial reporting and in 2006, services rendered by KPMG LLP in connection with our secondary offering.
(2)	Audit-related fees for 2007 consist of fees paid to Grant Thornton LLP related to accounting consultations in connection with proposed or consummated acquisitions and consultation concerning financial accounting and reporting standards.
(3)	Tax fees for 2007 and 2006 consist of fees related to preparing the 2007 and 2006 U.S. corporate income and state income and franchise tax returns.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by Grant Thornton LLP to us in 2007 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. The Audit Committee has determined that all non-audit services provided by Grant Thornton LLP in 2007 were compatible with maintaining its independence in the conduct of its auditing functions.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     31

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Securities Holders	2,584,684	$19.61	588,383
Equity Compensation Plans Not Approved by Securities Holders	—	—	—

Total	2,584,684	$19.61	588,383

PROPOSAL 3

ADOPTION OF THE 2008 EQUITY COMPENSATION PLAN

Introduction

On April 17, 2008, our Board of Directors approved, subject to shareholder approval, the 2008 Equity Compensation Plan, which we refer to as the Equity Plan. Under Florida law and pursuant to Rule 4350(i) of the NASDAQ Marketplace Rules, the approval by our shareholders of the Equity Plan must be approved by a majority of the votes cast.

The Equity Plan, if approved by stockholders, is intended to replace the Second Amended and Restated 1999 Equity Compensation Plan, which expires on March 9, 2009. As of March 31, 2008, we had 2,956,236 options outstanding with a weighted average exercise price of $25.58 and a weighted average remaining term of 4.74 years, and 200,000 restricted stock awards outstanding.

The following is a summary of the material features of the Equity Plan. This summary may not contain all of the information important to you. You are urged to read the entire Equity Plan, a copy of which appears as Appendix A to this Proxy Statement.

General Description of the Equity Plan

The purpose of the Equity Plan is to advance our interests by providing eligible participants in the Equity Plan with the opportunity to receive equity-based or cash incentive awards, thereby aligning their economic interests with those of our shareholders. The Equity Plan will become effective on the date of its approval by the shareholders and will expire on June 17, 2018.

Eligibility

Participation in the Equity Plan is limited to those key employees and directors of, and consultants and advisors to us or our affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to our success and our affiliates and who are selected by the Administrator to receive an award. The group of employees from which the Administrator may select participants currently consists of approximately 280 persons.

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Administration

The Equity Plan will be administered by the Compensation Committee. The term “Administrator” is used in this Proxy Statement to refer to the person (the Compensation Committee and its delegatees) charged with administering the Equity Plan. The Administrator has the authority to interpret the Equity Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Equity Plan.

Award Types

Awards may be in the form of stock options, stock appreciation rights (“SARs”), restricted or unrestricted stock, restricted or unrestricted stock units, performance awards, any other awards that are convertible into or otherwise based on our Common Stock, or cash awards. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of Common Stock subject to an award.

Limits on Shares Deliverable Under the Equity Plan

The maximum number of shares of Common Stock that may be issued in satisfaction of awards made under the Equity Plan is 1,500,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year will each be 750,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000. The maximum amount payable to any person in any year under cash awards will be $1,500,000. The number of shares delivered in satisfaction of awards is determined net of (i) shares we withheld in payment of the exercise price of the award, (ii) shares withheld in satisfaction of tax withholding requirements with respect to the award, and (iii) shares of Restricted Stock that are forfeited. The limits set forth in the Equity Plan shall be construed to comply with Section 422 of the Internal Revenue Code. The shares and the limit on option awards described above are subject to adjustment for stock splits, stock dividends, and certain transactions affecting our capital stock. In such event, the Administrator will also make appropriate adjustments to the number and kind of shares of stock subject to awards, and to exercise prices of awards affected by the change.

Description of Types of Awards Under the Equity Plan

Stock Options

Stock options give the holder the right to purchase shares of our Common Stock within a specified period of time at a specified price, which is not less than the fair market value of the Common Stock at the time of grant. Stock options granted under the Equity Plan may not be repriced other than in accordance with the applicable shareholder approval requirements of the NASDAQ Global Select Market listing requirements. Two types of stock options may be granted under the Equity Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to our employees and employees of our subsidiaries. The expiration date of all options cannot be more than ten years after the date of the original grant.

Stock Appreciation Rights (SARs)

The Administrator may grant SARs under the Equity Plan. A SAR entitles the holder upon exercise to receive cash or shares of Common Stock equal in value to the excess of the fair market value of the shares of Common Stock subject to the right over the fair market value of such shares on the date of grant. SARs granted under the Equity Plan may not be repriced other than in accordance with the applicable shareholder approval requirements of the NASDAQ Global Select Market listing standards.

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Stock Awards; Stock Units

The Equity Plan provides for awards of nontransferable shares of restricted Common Stock, as well as unrestricted shares of Common Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specific conditions are met. The recipient of an award of restricted stock will have all the rights as a shareholder, including the right to vote the shares and to receive dividends, subject to restrictions, which may be imposed by the Administrator requiring that it be redelivered or offered for sale to us if specified conditions are not satisfied. Other awards under the Equity Plan may also be settled with restricted stock. The Equity Plan provides also for stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the Administrator may specify.

Performance Awards

The Equity Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the Administrator. Performance conditions may also be attached to other awards under the Equity Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Internal Revenue Code of 1986, as amended, the Administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings (each, a “Performance Criterion”). A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any award intended to qualify for such exception that one or more of the Performance Criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

Termination of Awards

Unless the Administrator provides otherwise, upon cessation of employment, all awards will cease to be exercisable and will terminate except:

•	Any stock options and SARs that were exercisable prior to cessation of service will remain exercisable for three months following cessation of service;

•

Stock options and SARs that were exercisable prior to death or termination from service by reason of disability will remain exercisable for 1 year following death or termination from service by reason of disability; and

34    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

•

Stock options and SARs will be terminated upon cessation of service if the Administrator in its sole discretion determines that such cessation of service resulted from conduct constituting cause for termination.

Mergers and Similar Transactions

In the case of certain mergers, consolidations or similar transactions, including a sale of substantially all of our assets, or our dissolution or liquidation, awards will no longer automatically vest, but the following rules will apply unless the Administrator provides otherwise in an award:

•	If we are acquired or liquidated and there is a surviving or acquiring corporation, the Administrator may provide for the assumption or replacement of some or all outstanding awards.

•

If the transaction involves a cash payment or other payment to our shareholders, the Administrator may provide for cash-out payments with respect to outstanding awards or portions thereof. For awards subject to performance or other vesting conditions, including restricted stock, any payments may also be restricted.

•

If the transaction does not involve an award assumption or substitution or a cash payment as described above, each award requiring exercise will become fully exercisable, and stock units will be paid out, prior to the consummation of the transaction on a basis that gives the holder a reasonable opportunity to participate as a shareholder in the transaction. The awards will then terminate in the transaction. For awards subject to performance or other vesting conditions, any payments may also be restricted.

Amendment and Termination

The Equity Plan will become as of the date of stockholder approval, and the Equity Plan will terminate at the close of business on June 17, 2018, unless sooner terminated by the Administrator.

The Administrator may at any time or times amend the Equity Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Equity Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect materially and adversely the participant’s rights under an award without the participant’s consent, unless the terms of the Equity Plan expressly so provide or the Administrator expressly reserved the right to do so at the time of the award.

Stock Price

The closing price of our common stock on April 25, 2008 was $53.56 per share, as reported by The NASDAQ Stock Market.

Equity Plan Benefits

Because future awards will be within the discretion of our Compensation Committee, it is not possible to predict to whom future awards will be granted under the Equity Plan or the number of shares underlying any award.

Federal Income Tax Consequences Relating to the Equity Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Equity Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Equity Plan, nor does it cover state, local or non-U.S. taxes.

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Incentive Stock Options

In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for we are not entitled to a deduction.

Nonstatutory Options

In general, in the case of a nonstatutory option (NSO), the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death or permanent and total disability, as to which special rules apply) is treated as a NSO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with our change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Equity Plan, may be subject to an additional 20% federal tax and may not be deductible to us.

Awards under the Equity Plan are intended either to be exempt from the rules of Section 409A of the Internal Revenue Code or to satisfy those rules and shall be construed accordingly. However, we will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Sections 409A, 422, or 4999 of the Internal Revenue Code.

The Board of Directors unanimously recommends a vote FOR the adoption of the 2008 Equity Compensation Plan

SHAREHOLDER PROPOSALS

Rules of the SEC require that any proposal by a shareholder for consideration at the 2009 Annual Meeting of Shareholders must be received by us no later than January 5, 2009, if it is to be eligible for inclusion in the our proxy materials for its 2009 Annual Meeting of Shareholders. Under these rules, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In order for a shareholder to bring any other business or director nominations before an Annual Meeting of Shareholders, the shareholder must comply with certain conditions set forth in Article II, Sections 16 and 17, of our Amended and Restated Bylaws, including delivery of notice to us in sufficient time prior to the Annual Meeting of Shareholders. Pursuant to these provisions, notice of nomination or proposal must be received by us

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not later than 60 days prior to the 2009 Annual Meeting of Shareholders; provided, however, that in the event that less than 70 days; notice or prior public disclosure of the date of the annual meeting is given to shareholders, notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If we are not notified of a shareholder proposal by March 23, 2009, then our management personnel who have been appointed as proxies by our Board of Directors will have the discretion to vote for or against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement.

HOUSEHOLDING

If you and other persons in your household own shares of our Common Stock as the beneficial owner, your broker or bank may have given notice that your household will receive only one copy of our annual report and proxy statement. This practice is known as “householding.” Unless you responded to that notice that you did not wish to participate in householding, you would be deemed to have consented to participating, and only one copy of our annual report and Proxy Statement would be sent to your address (however, each shareholder would continue to receive a separate proxy card). This procedure reduces our printing costs and postage fees.

Any shareholder who wishes to receive his or her own set of our annual reports and proxy statements, or who shares an address with another shareholder of Bankrate and together would like to receive only one set of annual disclosure documents, should contact us at 11760 U.S. Highway One, Suite 200, North Palm Beach, Florida 33408, Attention: Corporate Secretary, being sure to supply the names of all shareholders at the same address, the name of the bank or brokerage firm, and the account number(s). You can also reach us at (561) 630-2400. The revocation of a consent to householding should be effective 30 days after the notice is received.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     37

APPENDIX A

BANKRATE, INC.

2008 EQUITY COMPENSATION PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan is established as of [June 17, 2008], (“Effective Date”) to provide for the grant to Participants of Awards. Awards granted under any other or prior equity compensation or comparable plan shall be unaffected by this Plan.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. A maximum of 1,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of (1) shares of Stock withheld by the Company in payment of the exercise price of the Award, (2) shares of Stock withheld in satisfaction of tax withholding requirements with respect to the Award, and (3) shares of Restricted Stock that are forfeited to the Company. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 750,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $1,500,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make

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a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after the tenth (10th) anniversary of the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or termination from Employment by reason of Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or termination from Employment by reason of Disability or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted from conduct constituting Cause for Termination.

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(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to the grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Florida law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise.

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     A-3

accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or in the case of a SAR, the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant on the basis of the closing price of the Stock on such date, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable shareholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery and sale of shares of Stock (including fractional shares) either from the Award itself (thus reducing the net shares of Stock to be exercised pursuant to the exercise of the Award – a “Cashless Exercise”) or from shares of Stock (including fractional shares) that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price or if greater, the excess proceeds shall be paid to the exercising Participant, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements in the same manner as set forth in Subsection (b)(3), above (but not in excess of the minimum withholding required by law).

(5) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion consistent with Section 409A) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such

A-4    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     A-5

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Employment Not Affected. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Company or in the employment of the Company or affect any right which the Company, or its shareholders, may have to terminate the relationship or employment of such Participant.

(b) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

(c) Expenses. The expenses of administering the Plan shall be borne by the Company.

(d) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(e) No Presumption. The fact that the this Agreement was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

(f) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

A-6    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

(g) Limitation of Liability.

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(h) Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the state of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

(i) Amendment of the Plan. The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements except that, without shareholder approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

(1) materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Section 7);

(2) materially increase benefits to Participants, including any material change to (A) permit a re-pricing (or decrease in exercise price) of outstanding Options, (B) reduce the price at which Options may be offered, or (C) extend the duration of the Plan;

(3) materially expand the class of Participants eligible to participate in the Plan; and

(4) expand the types of Options or other awards provided under the Plan.

The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

(j) Binding Effect. This Agreement shall be legally binding upon and shall operate for the benefit of the parties hereto, their respective heirs, personal and legal representatives, transferees, successors and assigns.

(k) Survival. All representations and other relevant provisions herein shall survive and thereby continue in full force and effect after termination of the optionee’s employment with the Company.

(l) No Waiver of Breach. The waiver or inaction by any party hereto of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party, nor shall it constitute a waiver of that party’s rights, actual or inherent. The failure of any party hereto in any instance to insist upon a strict performance of the terms of this Agreement or to exercise any option herein shall not be construed as a waiver or a relinquishment in the future of such term or option, but that the same shall continue in full force and effect.

(m) Notices. All notices or communications provided for herein or incidental to the transactions contemplated hereby shall be in writing and shall be deemed duly given if delivered personally, sent by

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     A-7

facsimile, certified mail and/or by registered mail, return receipt requested or sent by overnight delivery (i) to any officer of the Company (other than the optionee) at the address of the principal office of the Company and (ii) to any optionee at his or her address as reflected on the records of the Company for federal income tax purposes or at such other address as either party may have specified by prior written notice to the other party. Notices shall be effective as of the date of personal delivery or as of the first day after any other notice procedure.

(n) WAIVER OF JURY TRIAL. THE COMPANY AND EACH PERSON, HIS OR HER HEIRS OR ASSIGNS, WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

A-8    Bankrate, Inc. Notice of Annual Meeting and Proxy Statement

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee or any delegate thereof to the extent permitted by law. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Administrator may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i).

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(vii)	Cash Awards.

(viii)	Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause for Termination”: Except as specified otherwise by the Administrator at the time of the Award grant, a finding by the Board that the Participant (i) has breached his or her employment or service contract or noncompetition agreement with the Company; (ii) has engaged in disloyalty or dishonesty to the Company, including without limitation, fraud, embezzlement, theft, malfeasance, gross negligence or misconduct that, in the judgment of the Board, is, or is likely to, lead to material injury to the Company or the business reputation of the Company; (iii) has willfully failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company; (iv) has negligently failed to comply with the direction of the Board or failed to follow the policies, procedures and rules of the Company and such negligent failure was not cured within thirty (30) days of receipt of written notice; (v) has been convicted of, or has entered a plea of guilty or no contest to, a felony or crime involving moral turpitude; or (vi) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

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“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Bankrate, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: A Participant becoming disabled within the meaning of Section 22(e)(3) of the Code.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception

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that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Bankrate, Inc. 2008 Equity Compensation Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common Stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Bankrate, Inc. Notice of Annual Meeting and Proxy Statement     A-11

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., local time on June 16, 2008

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Class III Directors:	For	Withhold		For	Withhold	+
	01 - William C. Martin	☐	☐	02 - Peter C. Morse	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐	3.	Approval of the 2008 Equity Compensation Plan.	☐	☐	☐

B	Non-Voting Items

Meeting Attendance		Electronic Access
Mark the box to the right if you plan to attend the Annual Meeting.	☐	Mark the box to the right if you consent to access future annual reports and proxy statements via the internet.	☐
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign this Proxy Card. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, or other entity please sign in the entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 17, 2008 at 9:00 a.m. Local Time

The Embassy Suites Hotel

4350 PGA Boulevard

Palm Beach Gardens, Florida 33410

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please mark, sign and date this Proxy Card and return it promptly in the enclosed postage-paid envelope, or otherwise to Computershare Limited, P.O. Box 43101, Providence RI 02940, so your shares may be represented at the Annual Meeting.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder signing this Proxy Card hereby appoints Robert J. DeFranco, Edward J. DiMaria, and Bruce J. Zanca, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder signing this Proxy Card, to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410 on Tuesday, June 17, 2008, at 9:00 a.m., local time, and any adjournment or postponement and to vote all of the shares of Common Stock of Bankrate, Inc. that the shareholder signing this Proxy Card is entitled to vote at such Annual Meeting or any adjournment or postponement, as instructed on the reverse side of this Proxy Card and in their discretion as to other matters.

When this Proxy Card is properly executed, dated and returned the shares of Common Stock represented by this Proxy Card will be voted as directed by the shareholder and if no direction is given, the shares of Common Stock will be voted “FOR” the nominees in Proposal 1, “FOR” Proposal 2 and, if permitted by applicable law, “FOR” Proposal 3. If any other matters are properly brought before the Annual Meeting, any adjournment or postponement or if any nominee for election as a director named in the Proxy Statement is unable to serve, or for good cause will not serve, as a candidate for election as a director, the shareholder signing this Proxy Card authorizes the persons designated as lawful agents and proxies to vote the shares of Common Stock represented by this Proxy Card in their discretion, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

All Proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked. The shareholder signing this Proxy Card acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 17, 2008 Annual Meeting and Bankrate, Inc.’s Annual Report.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Class III Directors:
	For	Withhold		For	Withhold	+
01 - William C. Martin	☐	☐	02 - Peter C. Morse	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐	3.	Approval of the 2008 Equity Compensation Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both must sign this Proxy Card. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, or other entity please sign in the entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BANKRATE, INC.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder signing this Proxy Card hereby appoints Robert J. DeFranco, Edward J. DiMaria, and Bruce J. Zanca, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder signing this Proxy Card, to attend the Annual Meeting of Shareholders of Bankrate, Inc., to be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410 on Tuesday, June 17, 2008, at 9:00 a.m., local time, and any adjournment or postponement and to vote all of the shares of Common Stock of Bankrate, Inc. that the shareholder signing this Proxy Card is entitled to vote at such Annual Meeting or any adjournment or postponement, as instructed on the reverse side of this Proxy Card and in their discretion as to other matters.

When this Proxy Card is properly executed, dated and returned the shares of Common Stock represented by this Proxy Card will be voted as directed by the shareholder and if no direction is given, the shares of Common Stock will be voted “FOR” the nominees in Proposal 1, “FOR” Proposal 2 and, if permitted by applicable law, “FOR” Proposal 3. If any other matters are properly brought before the Annual Meeting, any adjournment or postponement or if any nominee for election as a director named in the Proxy Statement is unable to serve, or for good cause will not serve, as a candidate for election as a director, the shareholder signing this Proxy Card authorizes the persons designated as lawful agents and proxies to vote the shares of Common Stock represented by this Proxy Card in their discretion, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors may recommend.

All Proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked. The shareholder signing this Proxy Card acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the June 17, 2008 Annual Meeting and Bankrate, Inc.’s Annual Report.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)